EXHIBIT 99.1
News

Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303

Release No. C-2017 Nov. 17, 2005

GEORGIA-PACIFIC ANNOUNCES LAUNCH OF TENDER OFFERS AND CONSENT SOLICITATIONS

           ATLANTA, GA, November 17, 2005 - Georgia-Pacific Corp. (NYSE: GP) today commenced its previously announced tender offers to purchase approximately $2.4 billion of debt securities issued by Georgia-Pacific and its Fort James Corp. subsidiary.

           Georgia-Pacific is making the offers to purchase the debt in connection with the recently announced acquisition of Georgia-Pacific by Koch Forest Products, Inc., an indirect wholly owned subsidiary of Koch Industries, Inc. Consummation of the tender offers is subject to certain conditions, including completion of the associated merger following consummation of Koch Forest Products' all cash tender offer for shares of Georgia-Pacific common stock. Funding for tendered securities will be provided by Koch Forest Products using the proceeds of merger financing facilities.

           For the securities issued by Georgia-Pacific listed below, the consideration offered for each $1,000 principal amount of securities validly tendered and not withdrawn pursuant to the tender offers shall be calculated as if Georgia-Pacific had redeemed the maximum amount of the securities it is permitted to redeem under the equity claw-back redemption provisions of the indenture governing such securities, with the balance calculated by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury reference note. The applicable U.S. Treasury reference note and the fixed spread for each security tendered for are specified below. However, the consideration determined using only the fixed spread pricing will be the tender offer price if this would result in a lower price. The consideration offered for each $1,000 principal amount of securities issued by Fort James listed below that are validly tendered and not withdrawn pursuant to the tender offers shall be calculated in accordance with the fixed spread pricing referred to above. In each case, accrued and unpaid interest to, but not including, the applicable payment date also will be payable. The table below lists the securities subject to the tender offer, the applicable U.S. Treasury reference note and the fixed spread.

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Issue	Reference Security	Fixed Spread
Georgia-Pacific securities:
7.375% Senior Notes due 2008	3.250% U.S. Treasury Note due August 15, 2008	50 basis points
8.875% Senior Notes due 2010	6.500% U.S. Treasury Note due February 15, 2010	50 basis points
9.375% Senior Notes due 2013	5.500% U.S. Treasury Note due February 15, 2008	50 basis points
8.000% Senior Notes due 2014	3.250% U.S. Treasury Note due January 15, 2009	50 basis points
Fort James securities:
6.875% Senior Notes due 2007	4.000% U.S. Treasury Note due August 31, 2007	30 basis points
9.250% Debentures due 2021	5.375% U.S. Treasury Note due February 15, 2031	75 basis points
7.750% Debentures due 2023	5.375% U.S. Treasury Note due February 15, 2031	75 basis points

           The consideration will be calculated by the dealer managers at 2:00 p.m., New York City time, on December 16, 2005, as such date may be amended. Such price determination date is intended to be the business day prior to the merger, and will be no less than 10 business days prior to the expiration of the tender offers.

           Georgia-Pacific is also soliciting consents from the holders of the securities to eliminate substantially all of the restrictive covenants in the indentures governing the securities. The consideration calculated above includes a consent payment of $20 per $1,000 principal amount payable to those holders of securities that tender their securities and deliver their consents prior to the consent date, which is 5:00 p.m., New York City time, on December 1, 2005, unless extended. Holders who tender securities and deliver consents after such time but prior to the expiration date will not be entitled to receive the consent payment.

           The tender offers will expire at 5:00 p.m., New York City time, on December 30, 2005, unless extended. Notes validly tendered prior to 5:00 p.m., New York City time, on the business day before the merger will be accepted for payment substantially concurrent with the consummation of the merger and payment will be made in same day funds promptly following the merger. Notes validly tendered after 5:00 p.m., New York City time, on the business day before the merger and prior to the expiration date of the tender offers will be accepted promptly following the expiration date and paid promptly thereafter. Tendered Notes may not be withdrawn and consents may not be revoked after the consent date, except in limited circumstances. Any extension, delay, termination or amendment of the offers will be followed as promptly as practicable by a public announcement thereof. Full details of the tender offers and consent solicitations are included in Georgia-Pacific's Offer to Purchase and Consent Solicitation Statement dated November 17, 2005.

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           The dealer managers for the tender offers and solicitation agents for the consent solicitations will be Citigroup Corporate and Investment Banking and Goldman, Sachs & Co. Persons with questions regarding the tender offers or the consent solicitations should contact Citigroup Corporate and Investment Banking at (800) 558-3745 (U.S. toll free), attention: Liability Management Group or Goldman, Sachs & Co. at (800) 828-3182 (U.S. toll free) or (212) 357-3019, attention: Credit Liability Management. Requests for documents should be directed to Global Bondholder Services Corporation, the information agent, at : (212) 430-3774 (for banks and brokers) or (866) 952-2200 (U.S. toll free).

           This release is neither an offer to purchase nor a solicitation or an offer to sell any securities. The tender offers are made only by the Offer to Purchase and Consent Solicitation Statement dated November 17, 2005.

           Headquartered at Atlanta, Georgia-Pacific is one of the world's leading manufacturers and marketers of tissue, packaging, paper, building products and related chemicals. With 2004 annual sales of approximately $20 billion, the company employs 55,000 people at more than 300 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft 'n Gentle®, Mardi Gras®, Vanity Fair® and Lotus®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific's building products manufacturing business has long been among the nation's leading supplier of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.GP.com

FORWARD-LOOKING STATEMENTS: Any statements made regarding the proposed transaction between Koch Industries, Inc. and Georgia-Pacific Corporation, the expected results of the tender offers and consent solicitations and any other statements contained in this news release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management's beliefs, certain assumptions and current expectations. These statements may be identified by their use of forward-looking terminology such as the words "expects," "projects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction and the tender offers and consent solicitations. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, read the discussion of risks and uncertainties in the Georgia-Pacific 2004 10-K and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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